Exhibit 99.2

SL Green to Increase Common Dividend for Seventh Consecutive Year

Annual Dividend Will Increase to $3.25 per Share

NEW YORK (Date) — SL Green Realty Corp. (NYSE: SLG), New York City’s largest commercial property owner, today reported that its board of directors has increased the Company’s quarterly dividend on its common stock and OP units by 4.8%, resulting in a new annual dividend of $3.25 per share. In conjunction, the board of directors declared the fourth quarter dividend of $0.8125 per share of common stock. The dividend is payable on January 16, 2018 to shareholders of record at the close of business on January 2, 2018.

Matt DiLiberto, SL Green’s Chief Financial Officer, said, “SL Green has continued to strategically capitalize on its assets to provide investors with an increase to our common dividend for the seventh consecutive year. This increase provides an immediate benefit to our shareholders, while allowing us to remain positioned for future growth with ample liquidity for capital projects and select investment opportunities.”

The board of directors also declared the regular quarterly dividend on the company’s Series I Preferred Stock for the period October 15, 2017 through and including January 14, 2018, of $0.40625 per share, which is the equivalent of an annualized dividend of $1.625 per share. The dividend will be payable January 16, 2018 to shareholders of record at the close of business on January 2, 2018.

About SL Green Realty Corp.

SL Green Realty Corp., an S&P 500 company and New York City’s largest office landlord, is a fully integrated real estate investment trust, or REIT, that is focused primarily on acquiring, managing and maximizing value of Manhattan commercial properties. As of September 30, 2017, SL Green held interests in 118 Manhattan buildings totaling 47.8 million square feet. This included ownership interests in 27.5 million square feet of Manhattan buildings and debt and preferred equity investments secured by 20.3 million square feet of buildings. In addition, SL Green held ownership interests in 27 suburban buildings totaling 4.3 million square feet in Brooklyn, Long Island, Westchester County, Connecticut and New Jersey. To be added to the Company’s distribution list or to obtain the latest news releases and other Company information, please visit our website at www.slgreen.com or contact Investor Relations at (212) 594-2700.

Forward-looking Statement

This press release includes certain statements that may be deemed to be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and are intended to be covered by the safe harbor provisions thereof. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that we expect, believe or anticipate will or may occur in the future, are forward-looking statements. Forward-looking statements are not guarantees of future performance and we caution you not to place undue reliance on such statements. Forward-looking statements are generally identifiable by the use of the words “may,” “will,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” “project,” “continue,” or the negative of these words, or other similar words or terms.

Forward-looking statements contained in this press release are subject to a number of risks and uncertainties, many of which are beyond our control, that may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by forward-looking statements made by us. Factors and risks to our business that could cause actual results to differ from those contained in the forward-looking statements are described in our filings with the Securities and Exchange Commission. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of future events, new information or otherwise.

SLG- FIN

Contacts

Investors:

Matt DiLiberto

Chief Financial Officer
SL Green Realty Corp.
(212) 594-2700

Press:
BerlinRosen

slgreen@berlinrosen.com

646.452.5637